EXHIBIT 99.1

Tuesday Morning Corporation Reports Fourth Quarter and Fiscal 2013 Sales

DALLAS, July 9, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today reported net sales for the fourth quarter ended June 30, 2013 increased 2.9% to $202.1 million, compared to $196.4 million for the quarter ended June 30, 2012. Comparable store sales for the quarter ended June 30, 2013 increased by 4.6% comprised of a 6.2% increase in customer traffic offset by a 1.6% decrease in average ticket. For the fiscal year ended June 30, 2013, net sales were $838.3 million compared to $812.8 million during the same period last year. Comparable store sales for the fiscal year ended June 30, 2013 increased 3.9%.

Tuesday Morning also reported that, commencing with the first quarter of fiscal 2014, the Company will no longer pre-release sales figures, but will instead consolidate all such reporting in its quarterly earnings reports.

Tuesday Morning Corporation's management will hold a conference call to review fourth quarter and fiscal 2013 financial results on August 20, 2013 at 4:00 p.m. Central Time. The Company will release fourth quarter and fiscal 2013 financial results prior to the call. A real-time webcast of the call will be available in the Investor Relations section of Tuesday Morning Corporation's web site at http://www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required).

About Tuesday Morning

Tuesday Morning (Nasdaq:TUES) is a leading closeout retailer of upscale home accessories, housewares, seasonal goods and famous maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 828 stores in 43 states.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Part 1, Item 1A Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: conditions affecting consumer spending and consumer confidence and the impact, depth and duration of current economic conditions; uncertainties regarding our ability to open stores and relocate existing stores in new and existing markets and operate these stores on a profitable basis; increased or new competition; our ability to operate information systems and implement new technologies effectively; our ability to safeguard our customers' personal information and other secure data; our ability to continue to attract buying opportunities and anticipate customer demand; loss of or disruption in our centralized distribution center; our freight costs and the impact of changes in fuel prices on our cost of goods sold; loss or departure of one or more members of our senior management or other key management personnel; our ability to generate strong cash flows from our operations; an increase in the cost or a disruption in the flow of our imported products; our success in implementing our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers; seasonal and quarterly fluctuations; and fluctuations in our comparable store results. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made.

CONTACT: INVESTOR CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         MEDIA CONTACT: Jennifer Sanders / Jonathan Morgan
         Perry Street Communications
         214-965-9955